Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
C4 Therapeutics, Inc.:
We consent to the use of our report dated February 27, 2025, with respect to the consolidated financial statements of C4 Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP
Boston, Massachusetts
February 27, 2025